UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2015

ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)

(614) 283-6500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2015, director Diane L. Neal informed Abercrombie & Fitch Co. (the "Company") that, due to her responsibilities in her new position as Chief Executive Officer of Sur La Table, Inc. and limitations on board positions as a result of those responsibilities, she has decided not to stand for re-election to the Board of Directors (the "Board") of the Company at the 2015 Annual Meeting of Stockholders (the "2015 Annual Meeting"), but will serve out her remaining term which will expire immediately prior to the 2015 Annual Meeting.

At its next meeting, the Board will consider reducing the number of directors from 11 to 10 directors, effective upon the expiration of the current terms of the directors of the Company immediately prior to the 2015 Annual Meeting. As a result, 10 directors would be elected at the 2015 Annual Meeting.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: April 15, 2015	By:	/s/ Robert E. Bostrom
Robert E. Bostrom
Senior Vice President, General Counsel
and Corporate Secretary